CLYDE BAILEY P.C.

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                                                     Certified Public Accountant
                                                        10924 Vance Jackson #404
                                                        San Antonio, Texas 78230

                                                            (210) 699-1287(ofc.)
                                             (888) 699-1287 (210) 691-2911 (fax)

                                                                         Member:
                                                     American Institute of CPA's

                                                          Texas Society of CPA's

April 28, 2000


         I consent to the use, of my report dated February 8, 2000, in the Form SB2, on the financial statements of Sunrise Software Systems, Inc., dated December 31, 1999, included herein and to the reference made to me.

Clyde Bailey


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